UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C. 20549

SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

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IZEA Worldwide, Inc.
(Name of Registrant as Specified In Its Charter)
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Explanatory Note

Following the filing by IZEA Worldwide, Inc. (the “Company”) of the definitive proxy statement for its 2021 annual meeting of stockholders (the “Annual Meeting”) with the Securities and Exchange Commission on October 22, 2021 (the “Original Definitive Proxy Statement”), Jill M. Golder withdrew her name as a nominee for re-election as a director at the Annual Meeting. Ms. Golder’s withdrawal was not in connection with any disagreement relating to the Company’s operations, policies or practices nor does Ms. Golder’s resignation pertain to any issues regarding the Company’s financial statements or disclosures. In light of Ms. Golder’s withdrawal of her name as a nominee for re-election to the Company’s board of directors (the “Board”), the Board has determined not to designate a new nominee, effective upon the certification of the results of the vote at the Annual Meeting. Accordingly, no other nominee for election at the Annual Meeting will be named in Ms. Golder’s place. This version of the proxy statement being filed as additional definitive materials (the “Updated Proxy Statement’) removes Ms. Golder as a candidate for election. The mailing of the notice of the Annual Meeting to stockholders is commencing on November 2, 2021 and therefore includes the Updated Proxy Statement. The Original Definitive Proxy Statement was only filed on EDGAR and not otherwise made available to stockholders.

IZEA Worldwide, Inc.

1317 Edgewater Drive, #1880
Orlando, Florida 32804

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON DECEMBER 15, 2021

Dear Stockholder:

    We cordially invite you to attend the 2021 annual meeting of stockholders (the “Annual Meeting”) of IZEA Worldwide, Inc. (“IZEA,” “we,” “us” or “our”), which will be held on December 15, 2021 at 5:00 p.m., local time, at Homewood Suites Maitland, 290 Southhall Lane, Maitland, FL 32751. We have scheduled the Annual Meeting to:
•elect the seven nominees to the Board of Directors nominated by the Board of Directors;
•approve, on a non-binding advisory basis, the compensation paid to IZEA’s named executive officers (commonly known as “say-on-pay”);
•ratify the appointment of BDO USA, LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2021; and
•transact such other business as may properly come before the Annual Meeting and any adjournments or postponements thereof.

    The accompanying proxy statement sets forth additional information regarding the Annual Meeting, and provides you with detailed information regarding the business to be considered at the Annual Meeting. We encourage you to read the proxy statement carefully and in its entirety.

    Only stockholders of record at the close of business on October 19, 2021, the record date fixed by the Board of Directors, are entitled to notice of and to vote at the Annual Meeting and any adjournments or postponements thereof.

    YOUR VOTE IS VERY IMPORTANT. Regardless of whether you plan to attend the Annual Meeting, we ask that you promptly cast your vote via telephone or the internet following the instructions provided in the Notice of Internet Availability of Proxy Materials. We encourage you to vote via the internet, because we believe doing so provides the most convenient option for our stockholders, lowers the cost of our annual meeting and conserves natural resources.

By order of the Board of Directors:

Edward H. (Ted) Murphy
November 2, 2021	Chairman, President and Chief Executive Officer

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting

    Our proxy statement follows, and our Annual Report on Form 10-K contains financial and other information regarding IZEA. You may find the proxy statement and our Annual Report on Form 10-K for the year ended December 31, 2020 at https://izea.com.

IZEA Worldwide, Inc.

PROXY STATEMENT
FOR
2021 ANNUAL MEETING OF STOCKHOLDERS

    The Board of Directors (the “Board”) of IZEA Worldwide, Inc. (“the Company,” “IZEA,” “we,” “us,” or “our”), having its principal location at 1317 Edgewater Drive, #1880, Orlando, Florida 32804, is providing these proxy materials to you in connection with IZEA’s 2021 annual meeting of stockholders (the “Annual Meeting”). The Annual Meeting will be held on Wednesday, December 15, 2021 at 5:00 p.m., local time, at Homewood Suites Maitland, 290 Southhall Lane, Maitland, FL 32751. This proxy statement and the accompanying notice and form of proxy are being made available to stockholders on or about November 2, 2021. This proxy statement contains important information for you to consider when deciding how to vote on the matters brought before the Annual Meeting.
QUESTIONS AND ANSWERS ABOUT THESE PROXY MATERIALS AND VOTING
Q:    Why did I receive a notice as to the Internet availability of proxy materials instead of a full set of materials?
A:    Pursuant to rules adopted by the Securities and Exchange Commission (“SEC”), we have elected to provide access to our proxy materials over the Internet. We have sent a Notice of Internet Availability of Proxy Materials, together with a proxy card, to our stockholders of record as of October 19, 2021. Instructions on how to access proxy materials over the Internet or to request a printed copy may be found in the Notice of Internet Availability. In addition, you may request to receive future proxy materials in printed form by mail or electronically. Your election to receive future proxy materials by mail or electronically will remain in effect until you terminate such election.
Q:    How can I access the proxy materials over the Internet?
A:   You may view and also download our proxy materials for the annual meeting, including the Notice of Internet Availability, the Proxy Statement, the form of proxy card and our 2020 Annual Report to Stockholders, on our website at www.izea.com as well as at www.proxyvote.com.
Q:    How do I attend the Annual Meeting?
A:    The meeting will be held on Wednesday, December 15, 2021 at 5:00 p.m., local time, at Homewood Suites Maitland, 290 Southhall Lane, Maitland, FL 32751. Directions to the meeting location may be obtained by contacting our Corporate Secretary at 407-985-2935.
Q: What if the Annual Meeting is impacted by COVID-19 or related restrictions on in-person gatherings?

A: We intend to hold the Annual Meeting in person; however, we are actively monitoring the coronavirus (COVID-19) pandemic and are sensitive to the public health and travel concerns our shareholders may have and the protocols that federal, state and local governments may impose. In the event that it is not possible or advisable to hold the Annual Meeting in person, we will publicly announce a determination to hold the Annual Meeting virtually in a press release available at www.izea.com as soon as practicable before the meeting. In that event, the Annual Meeting would be conducted solely virtually, on the above date and time, via live audio webcast. If we decide to hold the Annual Meeting virtually, the press release and filing of additional proxy materials described above will include detailed instructions on how to access the virtual meeting, including information on how you can vote your shares if you elect not to do so in advance of the Annual Meeting.
Q:    Who can vote at the Annual Meeting?
A:    All stockholders of record as of the close of business on October 19, 2021 (the “Record Date”) are entitled to vote at the Annual Meeting. Each share of common stock is entitled to one vote. As of the Record Date, there were 61,974,927 shares of common stock outstanding and entitled to vote at the Annual Meeting.

Stockholder of Record: Shares Registered in Your Name
If on the Record Date your shares were registered directly in your name on the books and records of our transfer agent, Broadridge Financial Solutions, Inc., then you are a stockholder of record. As a stockholder of record, you may vote in person at the meeting or vote by proxy. Whether or not you plan to attend the meeting, we urge you to fill out and return the enclosed proxy card, or vote by proxy over the telephone or on the Internet as instructed below, to ensure your vote is counted. Each stockholder may be asked to present valid picture identification such as a driver’s license or passport and proof of stock ownership as of the Record Date.
Beneficial Owner: Shares Registered in the Name of a Broker or Bank
If on the Record Date your shares were held, not in your name, but rather in an account at a brokerage firm, bank, dealer, or similar organization, then you are considered the beneficial owner of shares held in “street name” and are not a stockholder of record. For shares held in street name, the bank, broker or similar organization is considered to be the stockholder of record for purposes of voting at the Annual Meeting. As a beneficial owner, you have the right to direct your broker or other agent regarding how to vote the shares in your account. You are also invited to attend the Annual Meeting. However, since you are not the stockholder of record, you will not be able to vote your shares in person at the meeting unless you request and obtain a valid proxy from the stockholder of record authorizing you to vote your shares.
Q:    What items will be voted on at the Annual Meeting?
A:    There are three proposals scheduled to be voted on at the Annual Meeting:

•Proposal 1: Election of Directors. The election of the nominees to the Board nominated by our Board of Directors.

•Proposal 2: Non-Binding, Advisory Approval of Executive Compensation (“Say-On-Pay”). The approval, on a non-binding advisory basis, of a proposal regarding the compensation paid to IZEA’s named executive officers.

•Proposal 3: Ratification of Appointment of Independent Registered Public Accounting Firm. The ratification of the Audit Committee’s appointment of BDO USA, LLP as IZEA’s independent registered public accounting firm for the fiscal year ending December 31, 2021.

Q:    What are the Board’s voting recommendations?
A: The Board recommends that you vote your shares:

•FOR the nominees to the Board;

•FOR the approval, on a non-binding, advisory basis, of the compensation paid to our named executive officers; and

•FOR the ratification of the appointment of BDO USA, LLP as our independent registered public accounting firm.

Q:    What if another matter is properly brought before the meeting?
A:    The Board does not anticipate that any other matters will be presented for consideration at the Annual Meeting. If any other matters are properly raised at the meeting, it is the intention of the persons named in the accompanying proxy to vote on those matters in accordance with their best judgment.
Q:    How do I vote?
A:    With respect to the election of directors, you may either vote “For” all the nominees to the Board or you may "Withhold" your vote for any nominee you specify. With respect to the approval, on a non-binding, advisory basis, of the compensation paid to our named executive officers, and the ratification of the appointment of BDO USA, LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2021, you may vote “For” or “Against” or abstain from voting.

Stockholder of Record: Shares Registered in Your Name

If you are a stockholder of record, you may vote in person at the Annual Meeting, vote by proxy using the enclosed proxy card, vote by proxy over the telephone, or vote by proxy through the Internet. Whether or not you plan to attend the Annual Meeting, we urge you to vote by proxy to ensure your vote is counted. You may still attend the Annual Meeting and vote in person even if you have already voted by proxy.
•In Person. To vote in person, come to the Annual Meeting and we will provide you with a ballot when you arrive.

•By Mail. To vote using the proxy card, simply complete, sign and date the proxy card and return it promptly in the envelope provided. We must receive your signed proxy card to us by 11:59 p.m. Eastern time on December 14, 2021 to be counted.

•By Telephone. To vote over the telephone from a location in the United States, Canada or Puerto Rico, dial toll-free 1-800-690-6903 using a touch-tone phone and follow the recorded instructions. You will be asked to provide the company number and control number from the enclosed proxy card. Your vote must be received by 11:59 p.m. Eastern time on December 14, 2021 to be counted.

•Via the Internet. To vote via the Internet, go to www.proxyvote.com to complete an electronic proxy card. You will be asked to provide the company number and control number from the Notice of Internet Availability. Your vote must be received by 11:59 p.m. Eastern time on December 14, 2021 to be counted.

Beneficial Owner: Shares Registered in the Name of Broker or Bank
If you are a beneficial owner of shares registered in the name of your broker, bank, or other agent, you should have received a proxy card and voting instructions with these proxy materials from that organization rather than from us. Simply complete and mail the proxy card to ensure that your vote is counted. Alternatively, you may vote by telephone or over the Internet as instructed by your broker or bank. To vote in person at the Annual Meeting, you must obtain a valid proxy from the stockholder of record authorizing you to vote your shares. Follow the instructions from your broker or bank included with these proxy materials, or contact your broker or bank, to request a proxy form.
We provide Internet proxy voting to allow you to vote your shares online, with procedures designed to ensure the authenticity and correctness of your proxy vote instructions. Please be aware, however, that you must bear any costs associated with your Internet access, such as usage charges from Internet access providers and telephone companies.
Q:    How many votes do I have?
A:    On each matter, you have one vote for each share of common stock you own as of the Record Date.
Q:    Who is soliciting proxies and who is paying for this proxy solicitation?
A:    We are making, and will bear all expenses incurred in connection with, the solicitation of proxies. In addition to these proxy materials, our directors and employees may also solicit proxies in person, by telephone, or by other means of communication. Directors and employees will not be paid any additional compensation for soliciting proxies. Although we do not currently contemplate doing so, we may engage a proxy solicitation firm to assist us in soliciting proxies, and if we do so we will pay the fees of any such firm.
We request persons such as brokers, nominees and fiduciaries holding stock in their names for others, or holding stock for others who have the right to give voting instructions, to forward proxy materials to their principals and to request authority for the execution of the proxy. We will reimburse such persons for their reasonable expenses.
Q:    What does it mean if I receive more than one Notice of Internet Availability?
A:    If you receive more than one Notice of Internet Availability, your shares may be registered in more than one name or in different accounts. Please follow the voting instructions on each of the proxy cards in the proxy materials to ensure that all of your shares are voted.
Q:    Can I change or revoke my vote after submitting my proxy?

A:    Yes. You can change or revoke your proxy at any time before the final vote at the Annual Meeting. If you are the record holder of your shares, you may change or revoke your proxy in any one of the following ways:
•You may submit another properly completed proxy card with a later date.
•You may grant a subsequent proxy by telephone or through the Internet.
•You may send a timely written revocation of your proxy to our Corporate Secretary at IZEA Worldwide, Inc. at 1317 Edgewater Drive, #1880, Orlando, Florida 32804.
•You may attend the Annual Meeting and vote in person. Simply attending the Annual Meeting will not, by itself, revoke your proxy.

Your most current proxy card or telephone or Internet proxy is the one that is counted. If your shares are held by your broker or bank as a nominee or agent, you should follow the instructions provided by your broker or bank.
Q:    What if I do not specify a choice for a matter when returning a proxy?
A:    Your proxy will be treated as follows:
•Stockholders of record. If you are a stockholder of record and you sign and return a proxy card without giving specific voting instructions, then the proxy holders will vote your shares in the manner recommended by the Board on all matters presented in this proxy statement and as the proxy holders may determine in their discretion for any other matters properly presented for a vote at the meeting.

•Beneficial owners of shares held in “street name.” If you are a beneficial owner of shares held in street name and do not provide the organization that holds your shares with specific voting instructions, the organization that holds your shares may generally vote on routine matters but cannot vote on non-routine matters. If the organization that holds your shares does not receive instructions from you on how to vote your shares on a non-routine matter, the organization that holds your shares will inform the inspector of election that it does not have the authority to vote on this matter with respect to your shares. This is referred to as a “broker non-vote.”

Q:    Which ballot measures are considered “routine” or “non-routine”?
A:    The election of directors (Proposal 1) and the approval, on an advisory basis, of the compensation of our named executive officers (Proposal 2) are considered to be non-routine matters under applicable rules. A broker or other nominee cannot vote without instructions on non-routine matters, so unless the beneficial owner gives the broker or nominee specific instructions regarding the owner’s vote on each proposal, there may be broker non-votes on Proposals 1 and 2.

The ratification of the appointment of BDO USA, LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2021 (Proposal 3) is considered to be a routine matter under applicable rules. A broker or other nominee may generally vote on routine matters, and we do not expect there to be any broker non-votes with respect to Proposal 4.

Q:    How many votes are needed to approve the proposals?

A:    The following votes are needed to approve each proposal:
•For Proposal 1, which relates to the election of directors, the seven nominees receiving a plurality of the affirmative (“FOR”) votes cast will be elected (meaning that the seven director nominees who receive the highest number of shares voted “for” their election are elected).
•Proposal 2, which relates to the approval, on a non-binding, advisory basis, of the compensation paid to our named executive officers, requires the affirmative (“FOR”) vote of a majority of the votes cast on the matter (meaning the number of shares voted “for” this proposal must exceed the number of shares voted “against” this proposal).
•Proposal 3, which relates to the ratification of our Audit Committee’s appointment of BDO USA, LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2021, requires the affirmative (“FOR”) vote of a majority of the votes cast on the matter (meaning the number of shares voted “for” this proposal must exceed the number of shares voted “against” this proposal).

Abstentions and broker non-votes, if any, will not be counted in determining the number of votes cast in connection with any matter presented at the Annual Meeting and will have no impact on any proposal.
There are no dissenters’ rights of appraisal with respect to the matters to be acted upon at the meeting.
Q:    What is the quorum requirement for the Annual Meeting?
A:    A quorum of stockholders is necessary to hold a valid meeting. A quorum will be present if stockholders holding at least a majority of the outstanding shares of common stock as of the Record Date are present at the Annual Meeting in person or represented by proxy. On the Record Date, there were 61,974,927 shares outstanding and entitled to vote. Thus, the holders of 30,987,464 shares must be present in person or represented by proxy at the annual meeting to have a quorum.
Your shares will be counted towards the quorum only if you submit a valid proxy (or one is submitted on your behalf by your broker, bank, or other nominee) or if you vote in person at the Annual Meeting. Broker non-votes will be counted towards the quorum requirement. If there is no quorum, the holders of a majority of shares present at the meeting in person or represented by proxy may adjourn the Annual Meeting to another date.
Q:    How can I find out the results of the voting at the Annual Meeting?
A:    Preliminary voting results will be announced at the Annual Meeting. Final voting results will be published in a Form 8-K within four business days following the Annual Meeting.

PROPOSALS TO BE SUBMITTED FOR VOTING
Proposal 1: Election of Directors
    Upon the recommendation of the Nominations and Corporate Governance Committee of our Board, on October 1, 2021, the Board nominated seven directors for election at the 2021 Annual Meeting to hold office until the next annual meeting of stockholders or until his or her successor is duly elected and qualified. The seven nominees for election to the Board at the Annual Meeting are: Edward H. (Ted) Murphy, Ryan S. Schram, Brian W. Brady, John H. Caron, Lindsay A. Gardner, Daniel R. Rua, and Patrick J. Venetucci.

    Except where authority to vote for directors has been withheld, it is intended that the proxies received pursuant to this solicitation will be voted “FOR” the nominees named below. Our Board of Directors knows of no reason why any nominee would be unable or unwilling to serve, but if such should be the case, proxies will be voted in favor of the remainder of those named and may be voted for substitute nominees in place of those who do not stand. The election of directors will be determined by a plurality of the affirmative (“FOR”) votes cast.

    The following table sets forth the nominees to be elected at the 2021 Annual Meeting, the year such director was first elected as a director, and the positions currently held by each director with the Company:

Name	Age	Year First Elected	Position
Edward H. (Ted) Murphy	45	2006	Founder, Chairman of the Board and Chief Executive Officer
Ryan S. Schram	41	2012	President, Chief Operating Officer and Director
Brian W. Brady	63	2012	Director, Nominating Committee Chair
John H. Caron	64	2015	Director
Lindsay A. Gardner	61	2013	Director
Daniel R. Rua	52	2012	Director, Compensation Committee Chair
Patrick J. Venetucci	53	2018	Director

Information Concerning Directors and Nominees for Director
    Set forth below is background information regarding each current director, including the business experience for the past five years (and, in some instances, for prior years) and the additional experience, qualifications, attributes or skills that led the Board to conclude that such director or nominee should serve on the Board.

Edward H. (Ted) Murphy, Founder, Chairman of the Board and Chief Executive Officer, founded IZEA in February 2006 as part of MindComet Corp., an interactive advertising agency that he started in 1999 and served as Chief Executive Officer. IZEA was later spun out of MindComet in September 2006 and Mr. Murphy has served as Chief Executive Officer and a director of IZEA since such time. Mr. Murphy is a serial entrepreneur who is recognized as a pioneer in paid blogging and a catalyst behind the social sponsorship industry. As the Founder and Chief Executive Officer, Mr. Murphy leads IZEA, both with his day-to-day operational leadership and with his strategic vision for IZEA and its products. Mr. Murphy attended Florida State University before starting MindComet and several other earlier Internet-related businesses. Mr. Murphy brings to the Board extensive knowledge of the social sponsorship industry and a deep background in social media, mobile technology, and e-commerce, as well as significant experience in financing technology growth companies.

Ryan S. Schram, President, Chief Operating Officer and Director, joined us in September 2011 as a senior executive leading the company’s operations, client development, corporate strategy, customer success, marketing communications, and talent acquisition/retention efforts and was named President in January 2021. Prior to joining us, from 2005 to 2011, Mr. Schram served in various leadership roles, most recently as Group Vice President, at the leading engagement marketing company, Hello World (previously ePrize). Earlier in his career, Mr. Schram held roles of increasing responsibility at CBS/Westwood One and Clear Channel Interactive (now iHeartMedia). Mr. Schram holds a Bachelor of Arts degree in Management from the Eli Broad College of Business at Michigan State University. Mr. Schram joined our Board in October 2012 and brings substantial knowledge and working experience in marketing services and client development within rapidly evolving industries.

Brian W. Brady, Director, Nominating Committee Chairman, joined our Board in August 2012. From 1995 to December 2019, Mr. Brady was the President and Chief Executive Officer of Northwest Broadcasting, Inc., and Chairman of Bryson Holdings LLC. Collectively, these companies own and operate 15 television stations in nine markets. Mr. Brady currently serves on the board of Syncbak, a privately held technology company, Terrier Media, and Sparx Technology, Inc.

(formerly iPowow USA, Inc.). Mr. Brady is also one of three senior advisors for Manhattan West Asset management, an independent wealth management and high net worth financial advisory firm. Mr. Brady previously served on the FOX Affiliate Board for nine years, serving as Chairman for four of those years. He also previously served on the board of the National Association of Broadcasting (8 years), Saga Communication (9 years) and the Ferris State College Foundation Board (7 years). Mr. Brady holds a Bachelor of Science degree in advertising from Ferris State University. Mr. Brady brings to our Board more than 25 years of experience in the multi-media industry, making his input invaluable to us as we expand our portfolio of customers and platform offerings.

John H. Caron, Director, joined our Board in April 2015. Mr. Caron has 30+ years of marketing experience in the consumer-packaged goods and restaurant industries. Since May 2017, Mr. Caron has served as Vice President and a director of Entrepreneurs in Action, Inc., a Florida benefit corporation, which, among other things, will be the Manager of one or more funds to invest in early-stage and start-up social enterprises. Mr. Caron has also served as an independent director on the board of Tijuana Flats since November 2015 and currently serves as its Chairman, sits on the board of Thrive Frozen Nutrition, Inc. since April 2014, and previously served on the board of venVelo, a Central Florida early-stage venture fund, since May 2013. Prior to joining our Board, Mr. Caron was a member of our Strategic Advisory Board since June 2013. Mr. Caron served as the President of Olive Garden at Darden Restaurants Inc. from May 2011 to January 2013, Darden’s Chief Marketing Officer from March 2010 to May 2011 and Darden’s Executive Vice President of Marketing for Olive Garden from 2003 to 2010. Before joining Darden Restaurants, Mr. Caron served as Vice President and General Manager of Lipton Beverages for Unilever Bestfoods North America from 2000 to 2002. Mr. Caron received a Bachelor of Science degree in Political Science from The Colorado College and a Master’s degree in American Politics from New York University Department of Politics. Mr. Caron also earned a Master’s degree in Business Administration in Marketing from New York University Stern School of Business. Mr. Caron’s decades of experience in leading and managing marketing and branding operations in highly competitive industries position him well to serve on our Board.

Lindsay A. Gardner, Director, joined our Board in December 2013. Mr. Gardner has 30 years of executive management and leadership experience at companies ranging from technology startups to the world’s largest media and entertainment companies. Until August 2020, Mr. Gardner served as Senior Vice President and Chief Content Officer of T-Mobile, the nation’s third-largest wireless company, where he spearheaded the company’s entry into video. Previously, he was the Chief Content Officer of Layer3TV, the first new cable operator to launch in the U.S. in a decade. Mr. Gardner joined Layer3TV in January 2015 and led its commercial launch and subsequent sale to T-Mobile. Prior to that, Mr. Gardner was a Senior Advisor to Oaktree Capital Management, a Los Angeles-based private equity firm with $100 billion under management where, beginning in May 2010, he focused on global buyout opportunities in the media sector. From 2007 to 2010, Mr. Gardner was a partner of New York-based MediaTech Capital Partners. From 1999 until mid-2007, Mr. Gardner led distribution, sales and marketing for Fox Networks as President, Distribution. Mr. Gardner received an MBA from The Wharton School of the University of Pennsylvania and a Bachelor of Arts degree in Economics from Brandeis University. Mr. Gardner was elected to serve as a member of the Board due to his significant experience in the media, technology, and entertainment industries, as both an executive and a private equity investor.

    Daniel R. Rua, Director, Compensation Committee Chairman, rejoined our Board in July 2012. Since November 2015, Mr. Rua has served as the Chief Executive Officer of Admiral, a private SaaS company that provides visitor relationship management and marketing automation for digital publishers. From September 2006 to May 2011, Mr. Rua served as the Executive Chairman and an early investor in our predecessor entity IZEA Innovations, Inc. Mr. Rua has been a Managing Partner of Inflexion Partners, an early-stage venture capital fund, since January 2002. Prior to Inflexion, Mr. Rua was a Partner with Draper Atlantic, the east coast fund of Silicon Valley’s early-stage venture firm Draper Fisher Jurvetson, from 1999 to 2002. Prior to Draper Atlantic, Mr. Rua led Internet protocol development at IBM’s Networking Labs in the Research Triangle, from 1991 to 1999. Mr. Rua is a former director of InphoMatch (acquired by Sybase) and AuctionRover (acquired by Overture/Yahoo). Mr. Rua holds a Bachelor of Science degree in computer engineering from the University of Florida. He also earned a Juris Doctor from the University of North Carolina School of Law and a Master’s in Business Administration from the Kenan-Flagler Business School of the University of North Carolina. Mr. Rua’s extensive knowledge of our products and services as a director and early investor in our predecessor, as well as his many years of experience in venture capital investing and operational leadership of other technology growth companies, position him well to serve on our Board.

Patrick J. Venetucci, Director, joined our Board in December 2018. Since 2018, Mr. Venetucci has served as Chief Executive Officer of MERGE, a private equity-backed company that merges creative, technology and media solutions for clients in the health, financial services and consumer industries. From 2016 to 2018, Mr. Venetucci was the President of USA Operations and Integration for Dentsu Aegis Network, one of the largest holding companies in the advertising industry. In 2013, Mr. Venetucci founded the MobileAngelo Group, a technology investment and consulting firm, where he initiated a global mobile roll-up capitalized by private equity and other ventures in technology that enable digital transformation, and served as its Chief Executive Officer until 2016. From 1990 to 2013, Mr. Venetucci worked for Leo Burnett Worldwide, a global advertising network, serving as its President of Global Operations from 2009 to 2013. In this capacity, he was responsible for growing large global accounts and leading global corporate functions such as corporate strategy, Mergers and Acquisitions, enterprise technology, internal audit, procurement, and production. Before this, Mr. Venetucci was Leo Burnett’s Global Head of Human Resources where he chaired the executive compensation committee. Earlier in his career at Leo Burnett, he spent over a decade developing fully-integrated marketing campaigns for several Fortune 500 clients, and worked at Leo Burnett Tokyo for three years, where he started the company’s first digital marketing service. Mr. Venetucci has served as an advisor to several innovative public and private technology companies, including Solstice Mobile, Signal, ParqEx, and Quiver, as well as to private equity firms. Mr. Venetucci has a Master’s in Business Administration in Finance and in Marketing and Entrepreneurship from the University of Chicago and a Bachelor of Arts in Communications Studies from the University of Iowa. Mr. Venetucci’s extensive knowledge of the advertising industry as well as knowledge of financial and operational issues positions him well to serve on our Board.

Director Qualifications

    The Board comprises a diverse group of leaders in their respective fields. The Nominations and Corporate Governance Committee believes that the leadership skills and other experiences of the director nominees listed in each nominee’s biographical information provide us with a diverse range of perspectives and judgment necessary to guide our strategies and monitor their execution.

Family Relationships

There are no family relationships among our executive officers and directors.

Vote Required

    The seven nominees receiving a plurality of the affirmative (“FOR”) votes cast will be elected to the Board (meaning that the seven director nominees who receive the highest number of shares voted “for” their election are elected). “Withhold” votes and broker non-votes are not considered votes cast for the foregoing purpose and will have no effect on the election of the nominees.

Recommendation of the Board

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE ELECTION OF EACH OF ITS NOMINEES TO THE BOARD TO SERVE UNTIL THE 2022 ANNUAL MEETING OF STOCKHOLDERS AND UNTIL THEIR SUCCESSORS ARE DULY ELECTED AND QUALIFIED.

Information Concerning Executive Officers

    Edward H. (Ted) Murphy and Ryan S. Schram are discussed above under Information Concerning Directors and Nominees for Director.

Proposal 2: Non-Binding, Advisory Approval of Executive Compensation
    This Proposal 2 enables our stockholders to cast a non-binding, advisory vote to approve the compensation of our named executive officers as disclosed in this proxy statement.
The Board is committed to excellence in governance and is aware of the significant interest in executive compensation matters by investors and the general public.
Our executive compensation program is designed to attract, motivate, reward, and retain the senior management talent required to achieve our corporate objectives and increase stockholder value. We believe that our compensation programs are centered on pay-for-performance principles and are strongly aligned with the long-term interests of our stockholders. Please read the “Executive Compensation” section for additional details about our executive compensation programs, including information about the compensation of our named executive officers.
We are providing our stockholders with the opportunity to express their views on our named executive officers’ compensation by casting their vote on this Proposal 2. This non-binding, advisory vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and the philosophy, policies and practices described in this proxy statement.
Accordingly, we are asking stockholders to vote “FOR” the following resolution at the Annual Meeting:
“RESOLVED, that the stockholders approve the compensation paid to IZEA’s named executive officers, as described in the executive compensation tables and accompanying narrative discussion in the Proxy Statement.”
    Although the vote on this Proposal 2 regarding the compensation of our named executive officers is not binding on our Board, we value the opinions of our stockholders and will consider the result of the vote when determining future executive compensation arrangements.
Vote Required
    The approval, on an advisory basis, of the foregoing resolution regarding the compensation of our named executive officers requires the affirmative (“FOR”) vote of a majority of the total votes cast on the proposal at the Annual Meeting, either in person or by proxy. Abstentions and broker non-votes are not considered votes cast on the foregoing proposal and will have no effect on the outcome of this proposal.

Recommendation of the Board
THE BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE APPROVAL, ON AN ADVISORY BASIS, OF THE COMPENSATION PAID TO IZEA’S NAMED EXECUTIVE OFFICERS AS DISCLOSED IN THIS PROXY STATEMENT.

Proposal 3: Ratification of Appointment of Independent Registered Public Accounting Firm
The Audit Committee of the Board has appointed BDO USA, LLP (“BDO”) as our independent registered public accounting firm for the fiscal year ending December 31, 2021. We are presenting this selection to our stockholders for ratification at the Annual Meeting.
BDO served as our independent registered public accounting firm for the fiscal years ended December 31, 2020 and 2019. A representative of BDO is expected to be present at the Annual Meeting. In addition to having an opportunity to make a statement, the BDO representative will be available to respond to any appropriate questions.
    In the event that stockholders fail to ratify the appointment of BDO, the Audit Committee will take such action into account in reconsidering the appointment of BDO for 2021. Even if the appointment is ratified, the ratification is not binding and the Audit Committee may, in its discretion, direct the appointment of a different independent registered public accounting firm at any time during the year.
Pre-Approval Policies and Procedures
The Audit Committee has adopted a policy that requires that all services to be provided by the Company’s independent public accounting firm, including auditing services, and permitted non-audit services, be pre-approved by the Audit Committee, subject to the de minimis exceptions for non-audit services described in Section 10A(i)(1)(B) of the Exchange Act, which nonetheless the Board endeavors to approve prior to the completion of the audit. The Audit Committee approved all audit and permitted non-audit services provided by BDO during 2020 and 2019.
The following table presents the aggregate fees billed by BDO for audit and non-audit services, including “out-of-pocket” expenses incurred in rendering these services. The nature of the services provided for each category is described following the table:

	Twelve Months Ended December 31,
Fee Category	2020	2019
Audit Fees (1)	$294,803	$255,589
Audit-Related Fees	—	—
Tax Fees (2)	—	28,534
All Other Fees	—	—
Total	$294,803	$284,123
_______________
(1)“Audit Fees” means the aggregate fees billed by the principal accountant for each of the last two fiscal years for professional service rendered for the audit and review of financial statements.
(2)“Tax Fees” means the aggregate fees billed by the principal accountant in each of the last two fiscal years for professional services for tax compliance. No tax advice or tax planning services were rendered by the principal accountant.
Vote Required
Ratification of the appointment of BDO as our independent registered public accounting firm for the fiscal year ending December 31, 2021 requires the affirmative (“FOR”) vote of a majority of the votes cast on the matter (meaning the number of shares voted “for” this proposal must exceed the number of shares voted “against” this proposal). Abstentions and broker non-votes, to the extent there are any such broker non-votes, are not considered votes cast on the foregoing proposal, and will have no effect on the outcome of this proposal.
Recommendation of the Board
THE BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF BDO AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2021.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
    The following table presents information with respect to the beneficial ownership of our common stock as of October 19, 2021 by:
•each person or group of affiliated persons, known to us to beneficially own more than 5% of our outstanding common stock (“5% holders”);
•each of our directors and named executive officers; and,
•all of our directors and executive officers as a group.
    The number of shares of our common stock owned by each person is determined under the rules of the SEC. Under these rules, beneficial ownership includes any shares as to which the individual has sole or shared voting power or investment power and also any shares that the individual has the right to acquire within 60 days after October 19, 2021, or by December 18, 2021, through the conversion of a security or other right. Shares not outstanding but deemed beneficially owned by virtue of the right of a person to acquire those shares are treated as outstanding only for purposes of determining the number and percent of shares of common stock owned by such person or group. We are not aware of any 5% holders of our common stock as of October 19, 2021.
Unless otherwise indicated, we believe that all persons named in the following table have sole voting and investment power with respect to all shares of common stock beneficially owned by them and the address of each person named in the following table is c/o IZEA Worldwide, Inc., 1317 Edgewater Drive, #1880, Orlando, Florida 32804.

Name of Beneficial Owner	Shares Beneficially Owned	Percentage of Common Stock Beneficially Owned (1)
Executive Officers and Directors:
Edward H. (Ted) Murphy (2)	1,522,789	2.4%
Ryan S. Schram (3)	229,487	*
LeAnn C. Hitchcock (4)	12,557	*
Brian W. Brady (5)	1,532,807	2.5%
John H. Caron (6)	141,286	*
Lindsay A. Gardner (7)	180,317	*
Jill M. Golder (8)	20,143	*
Daniel R. Rua (9)	76,953	*
Patrick J. Venetucci (10)	103,137	*
Peter J. Biere (11)	551	*
All executive officers and directors as a group (9 persons) (11)	3,807,470	6.0%
_______________
* Less than 1 percent.
(1)Applicable percentage of ownership for each holder is based on 61,974,927 shares outstanding as of October 19, 2021.
(2)Includes 553,829 outstanding shares of common stock, exercisable stock options to purchase 927,396 shares of common stock, and 41,564 restricted stock units expected to vest within the 60 days under the 2011 Plan.
(3)Includes 140,281 outstanding shares of common stock, exercisable stock options to purchase 83,922 shares of common stock, and 5,284 restricted stock units expected to vest within the 60 days under the 2011 Plan.
(4)Includes 12,432 outstanding shares of common stock and stock options exercisable for 125 shares of common stock under the 2011 Plan.
(5)Includes 1,522,300 outstanding shares of common stock and stock options exercisable for 10,507 shares of common stock under the 2011 Plan.
(6)Includes 138,786 outstanding shares of common stock and stock options exercisable for 2,500 shares of common stock under the 2011 Plan.
(7)Includes 179,163 outstanding shares of common stock and stock options exercisable for 1,154 shares of common stock under the 2011 Plan.
(8)Includes 20,143 outstanding shares of common stock under the 2011 Plan.
(9)Includes 67,363 outstanding shares of common stock and stock options exercisable for 9,590 shares of common stock under the 2011 Plan.

(10)Includes 98,137 outstanding shares of common stock and stock options exercisable for 5,000 shares of common stock under the 2011 Plan.
(11)Includes 551 exercisable stock options to purchase under the 2011 Plan.
(12)For all executive officers and directors as a group, this amount includes 2,720,002 outstanding shares of common stock, exercisable stock options to purchase 1,040,620 shares of common stock and 46,848 restricted stock units expected to vest within 60 days of October 19, 2021 under the 2011 Plan as further detailed in footnotes (2) through (10) above.

CORPORATE GOVERNANCE

Director Independence
    The Board has determined that Brian W. Brady, John H. Caron, Lindsay A. Gardner, Daniel R. Rua, and Patrick J. Venetucci are “independent directors” as defined in Nasdaq Listing Rule 5605(a)(2). As provided by the Nasdaq rules, the Board has made a subjective determination as to each independent director that no relationships exist which, in the opinion of the Board, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. In making these determinations, the Board reviewed and discussed information provided by the directors with regard to each director’s business and personal activities as they may relate to us and our management.
Board and Committee Meetings
During the fiscal year ended December 31, 2020:
•the Board held seventeen meetings;
•the Audit Committee held six meetings; and
•the Compensation Committee held two meetings and took action by written consent on a number of occasions.

Each of the directors attended at least 75% of the aggregate of each of (i) the total number of meetings of the Board (held during the period for which he or she served as a director), and (ii) the total number of meetings held by all committees of the Board on which he or she served (during the periods that he or she served on such committees). Although we do not have a formal policy regarding director attendance at annual meetings of stockholders, each director is encouraged and expected to attend the Annual Meeting. All seven directors then serving on the Board of Directors attended the 2020 annual meeting of stockholders.

Board Committees
Our Board has three active standing committees to assist it with its responsibilities. Below, we describe the three committees, the charters of which are available on our website at https://izea.com. Neither our website nor its contents are incorporated into this Proxy Statement.
Audit Committee. The Audit Committee’s duties are to recommend to the Board the engagement of independent auditors to audit our financial statements and to review our accounting policies and financial statements. The Audit Committee is responsible for reviewing the scope and fees for the annual audit and the results of audit examinations performed by our independent public accountants, including their recommendations to improve the system of accounting and internal controls. The Audit Committee will at all times be composed exclusively of directors who are, in the opinion of the Board, free from any relationship which would interfere with the exercise of independent judgment as a committee member and who possess an understanding of financial statements and generally accepted accounting principles.

     The Audit Committee is currently comprised of three non-employee directors John H. Caron, Jill M. Golder, and Daniel R. Rua. Ms. Golder serves as the audit committee chairperson and is designated as the “audit committee financial expert” based on her thirty years of experience in finance, accounting, and corporate governance. The Board has determined that all members of the Audit Committee are “independent” as that term is currently defined in the Nasdaq Marketplace Rule 4200(a)(15) and Rule 10A-3(b)(1) of the Securities Exchange Act of 1934. The Audit Committee met telephonically six times during the year ended December 31, 2020.

Compensation Committee. The Compensation Committee is tasked with reviewing and approving our compensation policies, including compensation of executive officers. The Compensation Committee is also charged with reviewing and administering our equity incentive compensation plans and recommending and approving grants of stock options or other awards under that plan.

    The Compensation Committee is comprised of three non-employee directors, Lindsay A. Gardner, Daniel R. Rua, and Patrick J. Venetucci. The Board has determined that all members of the Compensation Committee are “independent” as that term is currently defined in the Nasdaq Marketplace Rule 4200(a)(15) and Rule 10A-3(b)(1) of the Securities Exchange Act of 1934. Mr. Rua serves as the chairman of the Compensation Committee. The Compensation Committee met two times telephonically during the year ended December 31, 2020, in addition to performing multiple actions through written consents.

Nominations and Corporate Governance Committee. The purpose of the Nominations and Corporate Governance Committee is to select, or recommend for our entire Board’s selection, the individuals to stand for election as directors at the annual meeting of stockholders and to oversee the selection and composition of committees of our Board. The Nominations and Corporate Governance Committee’s duties also include considering the adequacy of our corporate governance and overseeing and approving management continuity planning processes. The Nominations and Corporate Governance Committee is comprised of all of our non-employee directors: Brian W. Brady, John H. Caron, Lindsay A. Gardner, Jill M. Golder, Daniel R. Rua, and Patrick Venetucci. Mr. Brady serves as the chairman of the Nominations and Corporate Governance Committee. The Nominations and Corporate Governance Committee met telephonically twice during the year ended December 31, 2020.

While we do not have a formal diversity policy for Board membership, the Board does seek to ensure that its membership consists of sufficiently diverse backgrounds, meaning a mix of backgrounds and experiences that will enhance the quality of the Board’s deliberations and decisions. In considering candidates for the Board, the independent directors consider, among other factors, diversity with respect to viewpoints, skills, experience, and other demographics.

Board Leadership Structure
    Edward H. (Ted) Murphy has been our Chairman of the Board, President and Chief Executive Officer since 2006 when he founded IZEA. We believe that having one person, particularly Mr. Murphy with his deep industry and executive management experience, his extensive knowledge of the operations of IZEA and his own history of innovation and strategic thinking, serving as both Chairman and Chief Executive Officer is the best leadership structure for IZEA because it demonstrates to employees, customers and stockholders that we are under strong leadership, with a single person setting the tone and having primary responsibility for managing our operations. This unity of leadership promotes strategy development and execution, timely decision-making, and effective management of company resources. We believe that we have been well-served by this structure.
    Five of our seven directors are independent within the meaning of SEC and Nasdaq rules. In addition, all of the directors on each of the Audit Committee, Compensation Committee, and Nominations and Corporate Governance Committee are independent and each of these committees is led by an independent committee chair. The committee chairs set the agendas for their committees and report to the full Board on their work. We do not have a lead independent director, but, as required by Nasdaq, our independent directors meet in executive session without management present as frequently as they deem appropriate, typically at the time of each regular in-person Board meeting. All of the independent directors are highly accomplished and experienced business people in their respective fields, who have demonstrated leadership in significant enterprises and are familiar with board processes. Our independent directors bring experience, oversight, and expertise from outside the company and industry, while Messrs. Murphy and Schram bring company-specific experience and expertise.

Board Role in Risk Oversight
    While the Board is responsible for overseeing our risk management, the Board has delegated many of these functions to the Audit Committee. Under its charter, the Audit Committee is responsible for discussing with management and the independent auditors our major financial risk exposures, the guidelines and policies by which risk assessment and management is undertaken, and the steps management has taken to monitor and control risk exposure. In addition to the Audit Committee’s work in overseeing risk management, the full Board regularly engages in discussions of the most significant risks that we are facing and how those risks are being managed, and the Board receives reports on risk management from our senior officers and from the chair of the Audit Committee. In addition, Mr. Murphy’s extensive knowledge of IZEA uniquely qualifies him to lead the Board in assessing risks. The Board believes that the work undertaken by the Audit Committee, the full Board and the Chairman and Chief Executive Officer, enables the Board to effectively oversee our risk management function.

Code of Business Conduct and Ethics

We have adopted a Code of Business Conduct and Ethics that applies to all our directors, officers (including our chief executive officer, chief financial officer and any person performing similar functions) and employees. We have made our Code of Business Conduct and Ethics available on our website at https://izea.com. Amendments to the Code of Business Conduct and Ethics or any grant of a waiver from a provision of the Code of Business Conduct and Ethics requiring disclosure under applicable SEC rules will also be disclosed on our website.

Anti-Hedging and Pledging Policies
    Under our Insider Trading Policy all directors and employees (including the named executive officers) are prohibited from pledging stock and engaging in any transactions (such as trading in options) that hedge or offset, or are designed to hedge or offset, any decrease in the market value of the Company’s securities.

Stockholder Recommendations for Board Candidates
    The Board will consider qualified candidates for director that are recommended and submitted by stockholders. Submissions that meet the current criteria for board membership are forwarded to the Nominations and Corporate Governance Committee for further review and consideration. The Nominations and Corporate Governance Committee will consider a recommendation only if appropriate biographical information and background material is provided on a timely basis, accompanied by a statement as to whether the stockholder or group of stockholders making the recommendation has beneficially owned more than five percent of our common stock for at least one year as of the date that the recommendation is made. To submit a recommendation for a nomination, a stockholder may write to the Board, at our principal executive office, Attention: Corporate Secretary.
    The Nominations and Corporate Governance Committee will evaluate any such candidates by following substantially the same process, and applying substantially the same criteria, as for candidates submitted by Board members, assuming that appropriate biographical and background material is provided for candidates recommended by stockholders and the process for submitting the recommendation is followed.
Stockholder Communications with the Board
Stockholders who wish to communicate directly with the Board or specified individual directors may do so by writing to:
Board of Directors (or name of individual director)
c/o Corporate Secretary
IZEA Worldwide, Inc.
1317 Edgewater Drive, #1880
Orlando, Florida 32804

We will forward all communications from security holders and interested parties to the full Board, to non-management directors, to an individual director or to the chairperson of the Board committee that is most closely related to the subject matter of the communication, except for the following types of communications: (i) communications that advocate that we engage in illegal activity; (ii) communications that, under community standards, contain offensive or abusive content; (iii) communications that have no relevance to our business or operations; and (iv) mass mailings, solicitations and advertisements. The Corporate Secretary will determine when a communication is not to be forwarded. Our acceptance and forwarding of communications to directors does not imply that directors owe or assume any fiduciary duties to persons submitting the communications.
Additionally, the Audit Committee has established procedures for the receipt, retention and confidential treatment of complaints received by IZEA regarding accounting, internal accounting controls or auditing matters, including procedures for confidential, anonymous submissions by employees with respect to such matters. Employees and stockholders may raise a question or concern to the Audit Committee regarding accounting, internal accounting controls or auditing matters by writing to:
Chairman, Audit Committee
c/o Corporate Secretary
IZEA Worldwide, Inc.
1317 Edgewater Drive, #1880
Orlando, Florida 32804

AUDIT COMMITTEE REPORT
The Audit Committee during 2020 was comprised of Patrick Venetucci, John H. Caron, and Daniel R. Rua. Jill M. Golder replaced Mr. Venetucci on the Audit Committee on April 2, 2021. None of these members of the Audit Committee is an officer or employee of the Company, and the Board has determined that each member of the Audit Committee meets the independence requirements promulgated by NASDAQ and the SEC, including Rule 10A-3(b)(1) under the Exchange Act.
    The Audit Committee oversees the Company’s financial reporting process on behalf of the Board. Management has the primary responsibility for the financial statements and the reporting process, including the systems of internal controls and the certification of the integrity and reliability of the Company’s internal controls procedures. The Audit Committee meets with IZEA’s independent registered public accounting firm, with and without management present, to discuss the results of their audits and reviews, their evaluations of IZEA’s internal controls and the overall quality of IZEA’s financial reporting. In fulfilling its oversight responsibilities, the Audit Committee has reviewed the Company’s audited financial statements included in the Annual Report on Form 10-K for the fiscal year ended December 31, 2020 and has discussed them with both management and BDO, IZEA’s independent registered public accounting firm. The Audit Committee has also discussed with BDO the matters required to be discussed by Auditing Standard No. 1301, “Communications with Audit Committees,” as adopted by the Public Company Accounting Oversight Board.

    The Audit Committee has reviewed permitted services under rules of the SEC as currently in effect and discussed with BDO its independence from management and the Company, including the matters in the written disclosures and the letter from the independent registered public accounting firm required by the applicable requirements of the Public Company Accounting Oversight Board regarding BDO’s communications with the Audit Committee concerning independence. When considering BDO’s independence, the Audit Committee considered and discussed, among other matters, whether BDO’s provision of non-audit services to IZEA is compatible with maintaining the independence of BDO. Based on the Audit Committee’s review of the financial statements and the various discussions noted above, the Audit Committee concluded that it would be reasonable to recommend, and on that basis did recommend, to the Board that the audited consolidated financial statements be included in IZEA’s Annual Report on Form 10-K for the fiscal year ended December 31, 2020.

Respectfully submitted by the Audit Committee.
The Audit Committee:
Jill M. Golder (Chairman)
John H. Caron
Daniel R. Rua

EXECUTIVE COMPENSATION

Summary Compensation Table

    The following table sets forth the cash compensation, as well as certain other compensation earned during the last two fiscal years, for (i) each person who served as our principal executive officer (“PEO”) during the year ended December 31, 2020; (ii) the two other most highly compensated executive officers other than the PEO who were serving as executive officers as of December 31, 2020; and (iii) up to two additional individuals for whom disclosure would have been provided pursuant to the foregoing clause (ii) but for the fact that such individuals were not serving as an executive officers as of December 31, 2020 (collectively referred to as the “Named Executive Officers”):

Name and Principal Position	Year	Salary	Stock Awards	Option Awards (1)	Non-Equity Incentive Plan Compensation (2)	All Other Compensation (3)	Total
Edward H. (Ted) Murphy(4)	2020	$269,424	$61,790	$227,010	$66,572	$814	$625,610
President and Chief Executive Officer	2019	$243,547	$195,597	$183,299	$118,604	$814	$741,861
Ryan S. Schram (5)	2020	$259,075	$65,721	$2,161	$170,392	$305	$497,654
Chief Operating Officer	2019	$259,784	$6,124	$8,758	$128,415	$305	$403,386
LeAnn C. Hitchcock (6)	2020	$267,639	$—	$—	$—	$—	$267,639
Interim Chief Financial Officer	2019	$70,624	$—	$—	$—	$—	$70,624
_______________
(1)     Represents the aggregate grant date fair value of stock options issued during the year as calculated in accordance with FASB ASC Topic 718. See “Critical Accounting Policies and Use of Estimates” under “Management’s Discussion and Analysis of Financial Condition and Results of Operations” for additional information, including valuation assumptions used in calculating the fair value of the awards.
(2)     Bonus amounts paid in 2020 and 2019 consisted of incentive compensation payable pursuant to each individual’s employment agreement are reported in the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table.
(3)     Represents insurance premiums paid by IZEA with respect to life insurance for the benefit of the Named Executive Officer.
(4)    For the year ended December 31, 2019, Mr. Murphy was awarded cash bonuses totaling $118,604, restricted stock units valued at $159,170, restricted stock valued at $36,427, and stock options with a fair value of $183,299 pursuant to quarterly and annual performance bonus awards granted in his employment agreement. For the year ended December 31, 2020, Mr. Murphy was awarded cash bonuses totaling $66,572, restricted stock units valued at $61,790, and stock options with a fair value of $227,010 pursuant to quarterly and annual performance bonus awards granted in his employment agreement. See Employment Agreements below for details on Mr. Murphy's total compensation plan.
(5)    For the year ended December 31, 2019, Mr. Schram was awarded cash bonuses totaling $128,415, restricted stock valued at $6,124, and stock options with a fair value of $8,758 pursuant to quarterly and annual performance bonus awards granted in his employment agreement. For the year ended December 31, 2020, Mr. Schram was awarded cash bonuses totaling $170,392, restricted stock units valued at $65,721, and stock options with a fair value of $2,161 pursuant to quarterly and annual performance bonus awards granted in his employment agreement. See Employment Agreements below for details on Mr. Schram's total compensation plan.
(6)    Ms. Hitchcock was our Interim Chief Financial Officer effective December 9, 2019 through March 31, 2021.

Employment Agreements
The following is a summary of the employment arrangements with our Named Executive Officers.

Edward H. (Ted) Murphy. On December 26, 2014, the Board signed an employment agreement (the “Previous Employment Agreement”) with Edward H. (Ted) Murphy with an initial term commencing on December 1, 2014 and ending on November 30, 2017, auto-renewing for successive one-year periods if no termination notice is provided. Pursuant to the Previous Employment Agreement, Mr. Murphy received an annual base salary of $225,000 with a guaranteed base salary increase of no less than 2% in April of each year and annual stock options with a fair value of $150,000 vesting over four years in equal monthly installments, subject to a maximum of 40,000 underlying shares. In the event that the fair market value of the stock option grant was less than $150,000, as limited by the 40,000 share cap, Mr. Murphy was entitled to receive either 50% of the difference in fair market value in cash or 100% of the value in shares of restricted stock with the same vesting schedule as the stock options, at the sole discretion of the Board. Additionally, he was eligible for annual bonus distributions up to $85,000 in cash and $150,000 in stock options as determined by the Board, based on meeting and exceeding mutually agreed upon annual performance goals.

Effective April 21, 2019, we entered into a new employment agreement with Mr. Murphy (the “New Employment Agreement”), with an initial term commencing April 21, 2019 and ending on April 20, 2022, which superseded the Previous Employment Agreement. Following the initial term, the New Employment Agreement will automatically renew for successive one-year terms unless the Company or Mr. Murphy provides written notice of non-renewal at least 60 days prior to the end of the current term or the New Employment Agreement is otherwise terminated pursuant to its terms. Pursuant to the New Employment Agreement, Mr. Murphy receives an annual base salary of $249,900 with a guaranteed base salary increase of no less than 2% in April of each year and an automatic increase of 20% in the event that the Company reaches a market cap of $50 million for a specified amount of time. The New Employment Agreement provides for annual stock options with a fair value of $200,000 vesting over four years in equal monthly installments, subject to a maximum of 200,000 underlying shares. In the event the fair market value of the stock option grant is less than $200,000 as limited by the 200,000 share maximum, Mr. Murphy is entitled to receive the difference in fair market value through a combination of cash and restricted stock units with the same vesting schedule as the stock options, at the sole discretion of the Board. Additionally, he is eligible for an annual bonus of no less than $85,000 in cash and up to $150,000 in stock options (subject to a 200,000 share maximum, with any resulting difference in value to be paid in a combination of cash and restricted stock units, at the sole discretion of the Board), in each case paid quarterly pursuant to the terms of the New Employment Agreement. Such annual bonus will be based on the achievement of specified annual performance goals. Each such grant of stock options shall vest over three years in equal monthly installments.

Mr. Murphy's New Employment Agreement is subject to early termination (i) by the Company or Mr. Murphy for any reason upon written notice, (ii) by the Company for cause (as such term is defined in the New Employment Agreement), (iii) by Mr. Murphy for good reason (as such term is defined in the New Employment Agreement), and (iv) in the case of death or disability. If terminated, for any reason other than death, disability or cause, Mr. Murphy will be entitled to a severance of six months of his current salary and twelve months of COBRA payments. In the case of termination due to disability, Mr. Murphy will be entitled to a severance of his current salary until such time (but no more than 120 days after such disability) that disability insurance plan payments commence. If there is a change of control (as defined in the New Employment Agreement) and Mr. Murphy's employment terminates within six months following the change of control for reasons other than for cause, then Mr. Murphy will be entitled to such amount equal to twelve months of his then current base salary and twelve months of COBRA payments. The New Employment Agreement also provides for Mr. Murphy’s eligibility to receive benefits substantially similar to those of the Company’s other executives.

In connection with the New Employment Agreement, Mr. Murphy received an option to purchase up to 200,000 shares at an exercise price of $1.06 per share with an initial fair value of $123,490 vesting in equal monthly installments over 48 months from issuance.

    LeAnn C. Hitchcock. Ms. Hitchcock joined us in September 2011 as a financial consultant and was appointed as our
Chief Financial Officer in August 2014 until she resigned on August 15, 2018. Ms. Hitchcock was re-appointed as our Interim
Chief Financial Officer effective December 9, 2019 through March 31, 2021. We paid Ms. Hitchcock an aggregate of $267,639 and $70,624 for her consulting services for the years ended December 31, 2020 and 2019, respectively.

Ryan S. Schram. On January 25, 2015, we entered into an amended and restated executive employment agreement, effective January 1, 2015, with Ryan S. Schram to serve as our Chief Operating Officer through December 31, 2017. The agreement auto-renewed for successive one-year periods if no termination notice is provided. Per the agreement, Mr. Schram received an annual base salary of $240,000 with an annual increase of no less than 2% on April 1st of each year beginning on April 1, 2015. Additionally, on January 1st each year, Mr. Schram received annual stock options with a fair value of $25,000 vesting over four years in equal monthly installments. However, the number of underlying shares of common stock could not exceed 6,667 shares. In the event the fair market value of the stock option grant was less than $25,000 as limited by the 6,667 share cap, Mr. Schram would be entitled to receive either 50% of the difference in fair market value in cash or 100% of the difference in fair market value in restricted stock with the same vesting schedule as the stock options, at the sole discretion of the Board. Mr. Schram was also eligible for annual bonus distributions up to $100,000 in cash and $25,000 in stock options based on meeting certain key performance indicators set forth in his employment agreement, as well as an annual override cash bonus of 0.4% or 0.65% based on our gross revenue. If Mr. Schram was terminated for any reason other than death, disability or cause, or if he resigned for good reason (as those terms are defined in his employment agreement), Mr. Schram would be entitled to severance of six months’ current salary and bonus and override bonus as in effect on the date of termination. A change of control, under which Mr. Schram failed to retain his responsibilities, would be deemed to constitute good reason under his employment agreement. Effective January 1, 2021, the Company entered into a new employment agreement with Mr. Schram.
Outstanding Equity Awards at Fiscal Year End

    Listed below is information with respect to unexercised options and equity incentive awards held by each Named Executive Officer as of December 31, 2020 pursuant to our equity incentive plans:

	Option Awards
Name	Number of Securities Underlying Unexercised Options: Exercisable	Number of Securities Underlying Unexercised Options: Unexercisable		Option Exercise Price (1)	Option Expiration Date
Edward H. (Ted) Murphy	25,000	—		$5.00	3/1/2023
President and Chief Executive Officer	9,384	—		$5.00	3/1/2023
	219,949	—		$5.00	8/15/2023
	40,000	—		$5.20	12/26/2024
	7,300	—		$7.80	4/1/2025
	3,108	—		$8.40	7/1/2025
	3,307	—		$8.00	10/1/2025
	37,388	—		$7.80	11/30/2025
	8,297	—		$6.91	3/30/2026
	5,539	—		$5.75	5/16/2026
	8,058	—		$7.22	8/16/2026
	6,299	—		$4.72	11/17/2026
	40,000	—		$4.75	11/30/2026
	13,359	890	(4)	$4.20	3/31/2027
	10,649	1,238	(4)	$2.75	5/12/2027
	586	27,527	(2)	$1.95	8/14/2027
	30,833	9,167	(3)	$4.65	11/30/2027
	8,150	4,470	(2)	$1.34	6/5/2028
	10,954	7,825	(2)	$1.10	8/16/2028
	4,480	4,121	(2)	$1.46	11/16/2028
	20,833	19,167	(3)	$1.33	11/30/2028
	87,500	112,500	(3)	$1.06	4/23/2029
	16,225	14,518	(5)	$0.65	5/14/2029
	25,517	31,897	(5)	$0.42	8/14/2029
	70,834	129,166	(3)	$0.31	8/27/2029
	50,000	150,000	(5)	$0.17	4/1/2030
	19,479	167,521	(3)	$1.26	8/27/2030

Ryan S. Schram	5,000	—		$5.00	3/1/2023
Chief Operating Officer	3,750	—		$5.00	3/1/2023
	6,667	—		$5.60	1/2/2025
	1,217	—		$7.80	4/1/2025
	511	—		$8.40	7/1/2025
	560	—		$8.00	10/1/2025
	6,355	—		$7.60	1/1/2026
	1,383	—		$6.91	3/30/2026
	923	—		$5.75	5/16/2026
	1,343	—		$7.22	8/16/2026
	1,050	—		$4.72	11/17/2026
	6,667	—		$4.51	1/1/2027
	2,227	148	(2)	$4.20	3/31/2027
	2,211	201	(2)	$2.75	5/12/2027
	89	4,166	(2)	$1.95	8/14/2027

	5,000	1,667	(3)	$4.52	1/1/2028
	1,810	992	(2)	$1.34	6/5/2028
	1,891	1,350	(2)	$1.10	8/16/2028
	325	299	(2)	$1.46	11/16/2028
	3,334	3,333	(3)	$0.98	1/1/2029
	2,576	3,933	(2)	$0.65	5/14/2029
	3,190	6,379	(2)	$0.42	8/14/2029
	1,667	5,000	(3)	$0.24	1/1/2030
	1,250	5,417	(2)	$0.17	4/1/2030

LeAnn C. Hitchcock	125	—		$5.00	3/1/2023
Interim Chief Financial Officer

(1)Unless otherwise indicated, the option exercise price represents the closing price of our common stock on the date of grant or the closing price of our common stock on the last trading day prior to the grant date if the grant date falls on a non-trading day. Each of these grants has a ten-year term, indicating that the grant date was 10 years prior to the indicated Option Expiration Date.
(2)Represents the unvested portion of annual or quarterly bonus awards granted in accordance with the officer’s employment agreement based on achievement of certain key performance indicators set at the beginning of each year, vesting in equal monthly installments over four years subsequent to the grant date.
(3)Represents the unvested portion of annual stock options granted pursuant to an employment agreement and vesting in equal monthly installments over four years subsequent to the grant date.
(4)As a result of quarterly and annual bonus awards granted in accordance with the officer’s employment agreement based on achievement of certain key performance indicators set at the beginning of each year, Mr. Murphy received incentive stock options on March 31, 2017 and May 12, 2017, totaling 26,136 shares. These options were subject to the approval of an increase in shares in our Equity Incentive Plan, which was approved on June 21, 2017. These options vested as to 1,139 shares on June 30, 2017. The remainder of the incentive stock options granted on March 31, 2017 vest over 45 equal monthly installments of approximately 297 shares thereafter, and the remainder of the incentive stock options granted on May 12, 2017 vest over 27 equal monthly installments of approximately 248 shares thereafter.
(5)Represents the unvested portion of annual or quarterly bonus awards granted in accordance with the officer’s employment agreement based on achievement of certain key performance indicators set at the beginning of each year, vesting in equal monthly installments over three years subsequent to the grant date.

Listed below is information with respect to unvested shares of restricted stock or restricted stock units held by each Named Executive Officer as of December 31, 2020 pursuant to our equity incentive plans:

		Stock Awards
Name		Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested	Equity Incentive Plan Awards: Market Value or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested
Edward H. (Ted) Murphy	(1)	469	$854
President and Chief Executive Officer	(1)	1,729	$3,147
	(1)	7,209	$13,120
	(2)	58,327	$106,155
	(2)	166,827	$303,625
	(2)	49,140	$89,435
	(2)	11,592	$21,097
	(2)	13,826	$25,163
	(2)	25,228	$45,915

Ryan S. Schram	(3)	110	$200
Chief Operating Officer	(3)	288	$524
	(3)	1,290	$2,348
	(3)	2,571	$4,679
	(4)	63,756	$116,036
	(4)	100,000	$182,000
	(4)	25,389	$46,208
	(4)	2,800	$5,096
	(4)	2,451	$4,461
	(4)	4,278	$7,786

LeAnn C. Hitchcock		—	$—
Interim Chief Financial Officer

(1)We issued 2,812 shares and 7,543 shares of restricted stock to Mr. Murphy for stock amounts owed on his second and third quarter 2017 performance bonus on August 14, 2017 and November 9, 2017, respectively. The stock was initially valued at $36,411 and vests in equal monthly installments over 48 months after issuance. On May 3, 2018, we issued 21,628 shares of restricted stock for stock amounts owed on Mr. Murphy’s 2017 annual performance bonus. The stock was initially valued at $46,715 and vests in equal monthly installments over 48 months after issuance. As of December 31, 2020, 9,407 issued shares of restricted stock are unvested with a total market value of $17,121 based on the closing stock price of $1.82 on December 31, 2020.
(2)All restricted stock units convert to an equal number of common stock shares upon vesting. On May 17, 2019, we issued 131,235 restricted stock units for Mr. Murphy’s 2019 stock bonus award under his employment agreement. The stock was initially valued at $76,510 and vests in equal monthly installments over 36 months after issuance. On August 29, 2019, we issued 258,312 restricted stock units for Mr. Murphy’s annual stock bonus award under his employment agreement. The stock was initially valued at $82,660 and vests in equal monthly installments over 48 months after issuance. On April 3, 2020, May 31, 2020, August 31, 2020 and November 30, 2020, we issued 65,531, 14918, 16,072 and 26,707 restricted stock units, respectively, for Mr. Murphy’s 2019 annual stock bonus award and his 2020 quarterly stock bonus awards under his employment agreement. The stock was initially valued at $10,138, $9,097, $18,161, and $24,394 and vests in equal monthly installments over 36 months after issuance. As of December 31, 2020, 324,940 restricted stock units are unvested with a total market value of $591,391 based on the closing stock price of $1.82 on December 31, 2020.
(3)We issued 662 shares and 1,257 shares of restricted stock on August 14, 2017, and November 9, 2017, respectively, to Mr. Schram for his second and third quarter 2017 performance bonus. The stock was initially valued at $6,446 and vests in equal monthly installments over 48 months after issuance. On May 3, 2018, we issued 3,870 shares of restricted stock for Mr. Schram’s 2017 annual performance bonus. The stock was initially valued at $8,360 and vests in equal monthly installments over 48 months after issuance. On March 28, 2019, we issued 4,570 shares of restricted stock for Mr. Schram’s 2018 annual performance bonus. The stock was initially valued at $6,124 and vests in equal monthly installments over 48 months after issuance. As of December 31, 2020, 4,259 issued shares of restricted stock are unvested with a total market value of $7,751 based on the closing stock price of $1.82 on December 31, 2020.
(4)All restricted stock units convert to an equal number of common stock shares upon vesting. On January 3, 2020, we issued 100,000 restricted stock units as a one-time bonus award to Mr. Schram. The stock was initially valued at $27,930 and has a cliff vesting one year from issuance. On January 3, 2020, we issued 84,994 restricted stock units for Mr. Schram’s annual stock bonus award under his employment agreement. The stock was initially valued at $23,739 and vests in equal monthly installments over 48 months after issuance. On April 3, 2020, May 31, 2020, August 31, 2020 and November 30, 2020, we issued 31,271, 3,347, 2,730 and 4,476 restricted stock units, respectively, for Mr. Schram’s 2019 annual stock bonus award and his 2020 quarterly stock bonus awards under his employment agreement. The stock was initially valued at $4,838, $2,041, $3,085 and $4,088 and vests in equal monthly installments over 48 months after issuance. As of December 31, 2020, 198,674 restricted stock units are unvested with a total market value of $361,587 based on the closing stock price of $1.82 on December 31, 2020.

Equity Incentive Plans
    In May 2011, the Board adopted the 2011 Equity Incentive Plan of IZEA, Inc., which was amended and restated in 2020 (the “May 2011 Plan”). The May 2011 Plan allows us to award restricted stock, restricted stock units and stock options, covering up to 7,500,000 shares of common stock as incentive compensation for our employees and consultants. On August 22, 2011, the Board adopted the 2011 B Equity Incentive Plan (the “August 2011 Plan”) reserving 4,375 shares of common stock for issuance under the August 2011 Plan. As of December 31, 2020, an aggregate of 1,003,917 shares of common stock have been issued in respect of exercised and vested awards under the May 2011 Plan and the August 2011 Plan.

    Under both the May 2011 Plan and the August 2011 Plan, the Board determines the exercise price to be paid for the option shares, the period within which each award may be exercised, and the terms and conditions of each award, including any future vesting restrictions. The exercise price of incentive and non-qualified stock options may not be less than 100% of the fair market value per share of our common stock on the grant date. If an individual owns stock representing more than 10% of the outstanding shares, the price of each share of an incentive stock option must be equal to or exceed 110% of fair market value. Unless otherwise determined by the Board at the time of grant, the purchase price is set at the fair market value of our common stock on the grant date (or the last trading day prior to the grant date, if it is awarded on a non-trading day). Additionally, the term is set at ten years and the option typically vests on a straight-line basis over the requisite service period as follows: 25% one year from the date of grant with the remaining vesting monthly, in equal increments over the following three years. We issue new shares for any stock awards or options exercised under our 2011 Equity Incentive Plans.

    Our 2014 Employee Stock Purchase Plan (the “ESPP”) provides for the issuance of up to 500,000 shares of our common stock. Any employee regularly employed by us for 90 days or more on a full-time or part-time basis (20 hours or more per week on a regular schedule) is eligible to participate in the ESPP. The ESPP operates in successive six-month offering periods commencing at the beginning of each fiscal year half. Each eligible employee who has elected to participate may purchase up to 10% of their annual compensation in common stock not to exceed $21,250 annually or 2,000 shares per offering period. The purchase price will be the lower of (i) 85% of the fair market value of a share of common stock on the first day of the offering period or (ii) 85% of the fair market value of a share of common stock on the last day of the offering period. The ESPP will continue until January 1, 2024, unless otherwise terminated by our Board. As of December 31, 2020, 104,387 shares have been issued under the ESPP.

The following table sets forth information regarding the securities authorized for issuance under our equity compensation plans as of December 31, 2020:

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
	(a)	(b)	(c) (1)
Equity compensation plans approved by security holders	2,683,155	$2.56	4,212,916
Equity compensation plans not approved by security holders	—	—	—
Total	2,683,155	$2.56	4,212,916
_______________
(1)     As of December 31, 2020, we had 3,812,928 shares of common stock available for future issuance under our May 2011 Equity
Incentive Plan, 4,375 shares of common stock available for future issuance under our August 2011 Equity Incentive Plan and 395,613 shares of common stock available for future issuance under our 2014 Employee Stock Purchase Plan.

As of October 19, 2021, we had 61,974,927 shares of common stock issued, which includes 13,515 shares of unvested restricted stock, outstanding stock options to purchase 1,803,459 shares of our common stock at an average exercise price of $2.77 per share and unvested restricted stock units of 358,612 shares with an intrinsic value of $692,121.

Director Compensation

    The following table sets forth the cash compensation, as well as certain other compensation earned by each person who served as a non-employee director of IZEA during the year ended December 31, 2020:

Name	Fees Earned or Paid in Cash	Stock Awards	Option Awards	Total
Brian W. Brady (1)	$24,950	$25,000	$—	$49,950
John H. Caron (2)	$28,950	$25,000	$—	$53,950
Lindsay A. Gardner (3)	$24,950	$25,000	$—	$49,950
Jill M. Golder (4)	$—	$—	$—	$—
Daniel R. Rua (5)	$28,950	$25,000	$—	$53,950
Patrick J. Venetucci (6)	$28,950	$25,000	$—	$53,950
_______________
(1)In 2020, Mr. Brady received 78,125 shares of restricted stock originally valued at $25,000 upon issuance. The value of these shares was expensed as the shares vested in equal monthly installments from January through December 2020. Mr. Brady also received cash compensation of $24,950 in accordance with the non-employee director compensation program effected in March 2013.
(2)In 2020, Mr. Caron received 78,125 shares of restricted stock originally valued at $25,000 upon issuance. The value of these shares was expensed as the shares vested in equal monthly installments from January through December 2020. Mr. Caron also received cash compensation of $28,950 in accordance with the non-employee director compensation program effected in March 2013.
(3)In 2020, Mr. Gardner received 78,125 shares of restricted stock originally valued at $25,000 upon issuance. The value of these shares was expensed as the shares vested in equal monthly installments from January through December 2020. Mr. Gardner also received cash compensation of $24,950 in accordance with the non-employee director compensation program effected in March 2013.
(4)Ms. Golder, who rejoined the Board in February 2021, was not a member of the Board in 2020.
(5)In 2020, Mr. Rua received 78,125 shares of restricted stock originally valued at $25,000 upon issuance. The value of these shares was expensed as the shares vested in equal monthly installments from January through December 2020. Mr. Rua also received cash compensation of $28,950 in accordance with the non-employee director compensation program effected in March 2013.
(6)In 2020, Mr. Venetucci received 78,125 shares of restricted stock originally valued at $25,000 upon issuance. The value of these shares was expensed as the shares vested in equal monthly installments from January through December 2020. Mr. Rua also received cash compensation of $28,950 in accordance with the non-employee director compensation program effected in March 2013.
_________________

Effective March 1, 2013, the disinterested members of the Board implemented a compensation program for the directors that entitles each serving non-employee director to receive the following compensation:
•An annual board retainer fee of $25,000 to be paid in restricted stock each calendar year earned equally over the year of service.
•A cash retainer fee of $20,000 per year, payable in cash or restricted stock.
•Reimbursement of actual and necessary travel and related expenses in connection with attending in-person Board meetings.
•A $1,000 per meeting fee for all meetings of the Board, subject to a $6,000 annual cap.
•A $1,000 per Audit Committee meeting fee, subject to a $4,000 annual cap.

    Directors who are also employees of the Company are not paid for their service as directors.

Certain Relationships and Related Transactions

We review all transactions involving us in which any of our directors, director nominees, significant shareholders and executive officers and their immediate family members are participants to determine whether such person has a direct or indirect material interest in the transaction. All directors, director nominees and executive officers must notify us of any proposed transaction involving us in which such person has a direct or indirect material interest. Such proposed transaction is then reviewed by either the Board as a whole or the Audit Committee, which determines whether or not to approve the transaction. After such review, the reviewing body approves the transaction only if it determines that the transaction is in, or not inconsistent with, the best interests of our Company and our shareholders.

Certain Transactions

    On May 10, 2019, the Company completed an underwritten registered public offering of 14,285,714 shares of common stock at a public offering price of $0.70 per share, for total gross proceeds of approximately $10 million. The net proceeds to the Company were approximately $9.2 million. Mr. Edward Murphy, the Company’s Chief Executive Officer and a Company
director, and Mr. Troy J. Vanke, the Company’s former Chief Financial Officer, participated in the public offering and purchased 21,428 and 42,857 shares of common stock, respectively.

Other than as described above, there have been no transactions since January 1, 2019 or any currently proposed transaction, in which the Company was or is to be a participant and the amount involved exceeded the lesser of $120,000 or 1%
of the average of our total assets at year-end for the last two completed fiscal years, and in which any of our respective officers, directors, beneficial owners of more than 5% of our outstanding common stock or their family members had or will have a direct or indirect material interest.

HOUSEHOLDING OF PROXY MATERIALS
    To reduce costs and the environmental impact of the Annual Meeting, a single Notice of Internet Availability, or proxy statement and annual report, along with individual proxy cards, will be delivered in one envelope to certain stockholders having the same last name and address, and to individuals with more than one account registered with our transfer agent with the same address, unless contrary instructions have been received from an affected stockholder. Stockholders participating in householding will continue to receive separate proxy cards. If you are a registered stockholder and would like to enroll in this service or receive individual copies of this year’s and/or future proxy materials, please contact Broadridge Financial Solutions, Inc. 51 Mercedes Way, Edgewood, New York 11717; or contact our Corporate Secretary at 407-985-2935 or at 1317 Edgewater Drive, #1880, Orlando, Florida 32804. If you are a beneficial stockholder, you may contact the broker or bank where you hold the account.

STOCKHOLDER PROPOSALS
    We must receive proposals of stockholders to be considered for inclusion in the proxy statement and form of proxy relating to the 2022 Annual Meeting of Stockholders (the “2022 Annual Meeting”) no later than June 24, 2022. In addition, all proposals will need to comply with Rule 14a-8 of the Exchange Act, which lists the requirements for the inclusion of stockholder proposals in company-sponsored proxy materials. Stockholder proposals must be delivered to our Corporate Secretary at 1317 Edgewater Drive, #1880, Orlando, Florida 32804.

    Proxies for the 2022 Annual Meeting will confer discretionary authority to vote with respect to any stockholder proposals of which we do not receive notice at least 45 days prior to the anniversary of the date of mailing of the prior year’s proxy statement, without any discussion of such matter in the proxy statement. In connection with the 2022 Annual Meeting, if we do not receive notice of a stockholder proposal on or before September 8, 2022 we will be permitted to use our discretionary voting authority as outlined above.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

    Section 16(a) of the Exchange Act requires our directors, executive officers and persons who beneficially own more than 10% of our outstanding common stock to file initial reports of ownership with respect to our equity securities and reports of changes in such ownership with the SEC. Such persons are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file. Based solely upon our review of the copies of the reports that we received and written representations that no other reports were required, we believe that during the year ended December 31, 2020, all Section 16(a) filings were made in a timely manner.

OTHER BUSINESS

    The Board of Directors knows of no business that will be presented for consideration at the Annual Meeting other than those items stated above. If any other business should come before the Annual Meeting, votes may be cast pursuant to proxies in respect to any such business in the best judgment of the person or persons acting under the proxies.

IZEA WORLDWIDE INC
C/O Broadridge
P.O. Box 1342
Brentwood, NY 11717

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 P.M. ET on 12/14/2021. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 P.M. ET on 12/14/2021. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

DETACH AND RETURN THIS PORTION ONLY

The Board of Directors recommends you vote FOR the following:

	For All	Withhold All	For All Except
1. Election of Directors	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

Nominees

01 Edward H. (Ted) Murphy
02 Ryan S. Schram
03 Brian W. Brady
04 John H. Caron
05 Lindsay A. Gardner
06 Daniel R. Rua
07 Patrick J. Venetucci

The Board of Directors recommends you vote FOR proposals 2 and 3.

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

For address change/comments, mark here. ☐
(see reverse for instructions)

	Yes	No
Please indicate if you plan to attend this meeting	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

0000522473_1 R1.0.0.177

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice & Proxy Statement, Form 10-K is/are available at www.proxyvote.com

IZEA Worldwide, Inc.
ANNUAL MEETING OF STOCKHOLDERS - DECEMBER 15, 2021

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned stockholder of IZEA Worldwide, Inc., a Nevada corporation, hereby appoints Edward Murphy and Sandra Carbone, each with full power of substitution, as proxies, to vote all shares of common stock of IZEA that the stockholder would be entitled to vote on all matters that may properly come before IZEA's Annual Meeting of the Stockholders to be held at 5:00 p.m., local time, on Wednesday, December 15, 2021 (the "Annual Meeting") at Homewood Suites Maitland, located at 290 Southhall Lane, Maitland, FL 32751 and any adjournments or postponements thereof. The undersigned stockholder hereby revokes any proxy or proxies heretofore given by the undersigned for the Annual Meeting. If any other matters properly come before the meeting within 45 days of the date thereof, the persons named in this proxy will vote in their discretion.

This proxy when properly executed and returned will be voted in the manner directed by the undersigned stockholder. If no direction is made, this proxy will be voted in accordance with the recommendations of the Board. The proxies are also authorized to vote upon such other matters as may properly come before the Annual Meeting in accordance with their discretion.

Address change/comments:

(If you noted any Address Changes and/or Comments above, please mark corresponding box on the reverse side.)

Continued and to be signed on reverse side

0000522473_2 R1.0.0.177